SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 17, 2015

EMAV HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-53492	26-3167800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Main Street, Suite 300
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 851-5996
(Registrant's telephone number including area code)

(Former name or former address, if changed since last report)
_____________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On 17 August 2015 EMAV Holdings, Inc. (the “Company”) closed a financing transaction by entering into a Securities Purchase Agreement (the “Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”). Pursuant to the Purchase Agreement, Auctus purchased from the Company a Convertible Promissory Note (the “Note” and together with the Purchase Agreement, the “Transaction Documents”) in the aggregate principal amount of $50,000.00 (the “Principal Amount”), and delivered gross proceeds of $45,000.00, excluding transaction costs, fees, and expenses. The Note may be converted into shares of the Company’s common stock (the “Common Stock”) by Auctus in whole or in part at any time from time to time after the issuance of the Note, by submitting to the Company a notice of conversion.

Interest on the principal amount of the Note accrues at the rate of 10% per annum and is payable on 17 May 2016. The Note is convertible into shares of the Company’s common stock at any time at the discretion of Auctus at an initial conversion price per share equal to the lesser of: (a) $0.33; or, (b) 55% multiplied by the lowest trading price for the Company’s common stock during the 25-days of trading ending on the latest complete trading day prior to the date of conversion (the “Conversion Price”). The Conversion Price is subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and subject to the terms of the Transaction Documents.

The Note may be prepaid in whole at any time up to and until 180-days following 17 August 2015. The prepayment amount is subject to a premium on the outstanding principal balance and any accrued and unpaid interest. If the Company fails to meet its obligations under the terms of the Note the Note shall become immediately due and payable and subject to penalties provided for in the Note.

The foregoing descriptions of the Note and Purchase Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Note and Purchase Agreement. A copy of the form of the Note and Purchase Agreement is attached hereto as Exhibit 4.1 and 10.1, respectively, and are incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The foregoing securities under the Purchase Agreement were offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

4.1	Convertible Promissory Note, dated 17 August 2015

10.1	Securities Purchase Agreement, dated 17 August 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 20 August 2015	EMAV HOLDINGS, INC.

	By:	/s/ Keith A. Rosenbaum
KEITH A. ROSENBAUM,
Chief Executive Officer